UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2011
Mitcham Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-25142	76-0210849

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas	77342

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 936-291-2277
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On June 17, 2011, Mitcham Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Global Hunter Securities, LLC, as representative of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), in connection with an underwritten public offering of up to 2,000,000 shares of common stock (the “Shares”). The Company has also granted the Underwriters an option for a period of 30 days to purchase up to a total of 300,000 additional shares of the Company’s common stock to cover any over-allotments. The issuance and sale of the Shares has been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-172935), as amended, of the Company, filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2011 and declared effective by the Commission on June 3, 2011. Closing of the issuance and sale of the Shares is scheduled for June 22, 2011, subject to the satisfaction of customary closing conditions. A legal opinion related to the Shares is filed herewith as Exhibit 5.1.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary exceptions, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of Global Hunter Securities, LLC.
     Certain of the Underwriters and their affiliates may from time to time in the future provide to us and our affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they would receive customary fees and commissions. In addition, Peter H. Blum, who serves as the Non-Executive Chairman of the Company’s Board of Directors, is also Vice Chairman and Head of Capital Markets of Ladenburg Thalmann & Co. Inc. From time to time certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On June 16, 2011, the Company issued a press release announcing the offering described in Item 1.01 of this report. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference
     On June 17, 2011, the Company issued a press release announcing that it had priced the offering described in Item 1.01 of this report. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated June 17, 2011, by and among Mitcham Industries, Inc. and Global Hunter Securities, LLC, as representative of the underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	Mitcham Industries, Inc. press release dated June 16, 2011

99.2	Mitcham Industries, Inc. press release dated June 17, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITCHAM INDUSTRIES, INC.
Date: June 20, 2011	By:	/s/ Robert P. Capps
		Name:	Robert P. Capps
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated June 17, 2011, by and among Mitcham Industries, Inc. and Global Hunter Securities, LLC, as representative of the underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	Mitcham Industries, Inc. press release dated June 16, 2011

99.2	Mitcham Industries, Inc. press release dated June 17, 2011